UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2022

Enjoy Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39800	98-1566891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Hillview Ave Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

(888) 463-6569

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ENJY	The Nasdaq Stock Market LLC
Warrants to purchase common stock	ENJYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On June 30, 2022, Enjoy Technology Canada Ltd. (“Enjoy Canada”), an indirect, wholly owned subsidiary of Enjoy Technology, Inc. (the “Company”), commenced a reduction in force (“Reduction in Force”) with respect to their Canadian-based employees. This Reduction in Force is part of Enjoy’s restructuring efforts. The Reduction in Force was authorized by Enjoy Canada’s board of directors on June 30, 2022 and involves a reduction of the Company’s workforce in the aggregate of approximately 145 employees, representing approximately 7.8% of the Company’s global workforce as of June 30, 2022. The Company estimates that it will have 1,707 total employees following the effectiveness of the Reduction in Force. The Company expects execution of the Reduction in Force to be substantially complete in the second half of 2022.

In connection with the Reduction in Force, the Company estimates that it will incur approximately $0.2 million in expenses, all of which are expected to be in the form of future cash-based expenditures and substantially all of which are expected to be related to employee severance and other termination benefits. The Company expects to recognize substantially all of these charges in the second quarter of 2022. The foregoing estimated amounts do not include any non-cash charges associated with stock-based compensation. The Company expects to recognize a stock-based compensation expense related to vested awards and does not anticipate modifying the affected employees’ stock awards to accelerate the vesting of such awards or to otherwise modify such awards in a manner that would result in such charges.

Item 8.01	Other Events.

The information set forth in Item 2.05 of this Current Report on Form 8-K is incorporated into this Item 8.01.

On June 30, 2022, the Company announced that it expects to commence the wind down of the operations of Enjoy Canada on or about July 4, 2022.

This Current Report on Form 8-K contains forward-looking statements including, but not limited to, statements related to the expected cost of the Reduction in Force; the number of positions affected by the Reduction in Force; the time frame for completion of, and recognition of charges associated with, the Reduction in Force. These forward-looking statements are based on management’s beliefs and assumptions and on information available to management as of the date they are made. However, investors should not place undue reliance on any such forward-looking statements because they speak only as of the date they are made. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations. These risks and uncertainties include other factors described in Enjoy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on May 16, 2022 and those described in the Company’s other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENJOY TECHNOLOGY, INC.

Dated: June 30, 2022

	By:	/s/ Ron Johnson
Ron Johnson
Chief Executive Officer